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                                                                    Exhibit 10.7

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                            STOCK PURCHASE AGREEMENT

                             for the purchase of the
                          outstanding capital stock of

                           AUBURN HOSIERY MILLS, INC.,

                                  by and among

                                   GCIH, INC.,
                                JAMES P. MANNING,
                                 EILEEN MANNING
                                       and
                       CERTAIN CHARITABLE REMAINDER TRUSTS

                                November 12, 1997

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                                TABLE OF CONTENTS

                                                                          Page

Section 1.  Purchase and Sale................................................2

      1A.   Purchase and Sale of the Shares..................................2
      1B.   Purchase Price...................................................2
      1C.   The Closing......................................................2

Section 2.  Representations and Warranties of the Sellers With Respect
            to the Companies.................................................3

      2A.   Organization, Corporate Power and Licenses.......................3
      2B.   Capital Stock and Related Matters................................3
      2C.   Subsidiaries; Investments........................................4
      2D.   Authorization; No Breach.........................................4
      2E.   Financial Statements.............................................4
      2F.   Absence of Undisclosed Liabilities...............................4
      2G.   Accounts Receivable..............................................5
      2H.   Inventory........................................................5
      2I.   Product Warranty.................................................5
      2J.   No Material Adverse Effect.......................................5
      2K.   Absence of Certain Developments..................................5
      2L.   Assets...........................................................7
      2M.   Tax Matters......................................................7
      2N.   Contracts and Commitments........................................8
      2O.   Intellectual Property Rights....................................10
      2P.   Litigation, etc. ...............................................11
      2Q.   Brokerage.......................................................12
      2R.   Insurance.......................................................12
      2S.   Employees.......................................................12
      2T.   Employee Benefits...............................................13
      2U.   Compliance with Laws; Permits...................................16
      2V.   Environmental and Safety Matters................................16
      2W.   Affiliate Transactions..........................................17
      2X.   Suppliers and Customers.........................................17
      2Y.   Real Property...................................................18
      2Z.   Fees and Expenses...............................................19
      2AA.  Sufficiency of Assets...........................................19
      2BB.  Exclusivity.....................................................19

Section 3.  Representations and Warranties of the Sellers...................19

      3A.   Power and Authority.............................................19
      3B.   Authorization; No Breach........................................19
      3C.   Title to Shares.................................................20
      3D.   Brokerage.......................................................20
      3E.   Litigation, etc. ...............................................20


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Section 4.  Representations and Warranties of the Purchaser.................20

      4A.   Organization. ..................................................20
      4B.   Authorization; No Breach. ......................................20
      4C.   Brokerage.......................................................21
      4D.   Investment. ....................................................21

Section 5.  Confidentiality, Noncompetition and Nonsolicitation for
            James P. Manning ...............................................21

      5A.   Confidential Information........................................21
      5B.   Work Product....................................................22
      5C.   Noncompete, Nonsolicitation.....................................22

Section 6. Indemnification..................................................23

      6A.   Survival of Representations and Warranties......................23
      6B.   General Indemnification. .......................................23

Section 7.  Conditions to Closing...........................................27

      7A.   Conditions of the Purchaser's Obligations at the Closing........27
      7B.   Waiver..........................................................30
      7C.   Conditions of the Sellers' Obligations at the Closing...........30
            (i)   Representations and Warranties; Covenants.................30
            (ii)  Litigation................................................30
            (iii) Consents and Approvals....................................30
            (iv)  Escrow Agreement..........................................30
            (v)   Sport Socks Ireland Agreement.............................30
            (vi)  Indemnification Agreement.................................31
            (vii) Closing Documents.........................................31
      7D.   Waiver..........................................................31

Section 8.  Pre-Closing Covenants and Agreements............................31

      8A.   General.........................................................31
      8B.   Third Party Notices and Consents................................31
      8C.   Operation of Business...........................................31
      8D.   Full Access.....................................................31
      8E.   Notice of Material Developments.................................32
      8F.   Exclusivity.....................................................32
      8G.   Tax Matters.....................................................32
      8H.   Intercompany Obligations/Affiliate Transactions.................32
      8I.   Termination.....................................................33
      8J.   Effect of Termination...........................................33
      8K.   Certain Releases................................................33
      8L.   Existing Liens..................................................34

Section 9.  Post-Closing Covenants and Agreements...........................34

      9A.   Certain Tax Matters.............................................34
      9B.   Press Release and Announcements.................................35
      9C.   Litigation Support..............................................35


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      9D.   Transition......................................................36
      9E.   General.........................................................36

Section 10.  Definitions....................................................36

Section 11.  Miscellaneous..................................................43

      11A.  Fees and Expenses...............................................43
      11B.  Remedies........................................................44
      11C.  Consent to Amendments; Waivers..................................44
      11D.  Successors and Assigns..........................................44
      11E.  Severability....................................................44
      11F.  Counterparts....................................................44
      11G.  Descriptive Headings; Interpretation............................45
      11H.  Entire Agreement................................................45
      11I.  No Third-Party Beneficiaries....................................45
      11J.  Schedules and Exhibits..........................................45
      11K.  GOVERNING LAW; WAIVER OF JURY TRIAL.............................45
      11L.  Notices.........................................................46
      11M.  Jurisdiction and Venue..........................................47
      11N.  No Strict Construction..........................................48


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                             EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A        -  Share Ownership
Exhibit B        -  Form of Escrow Agreement
Exhibit C        -  Form of Opinion of Sellers' Counsel

Schedules:

Schedule 1C      -  Manning Debt as of September 30, 1997
Schedule 2A      -  Foreign Qualifications Schedule
Schedule 2B      -  Capital Stock of Each Company
Schedule 2C      -  Subsidiaries
Schedule 2D      -  Consents
Schedule 2E      -  Financial Statements
Schedule 2F      -  Disclosed Liabilities
Schedule 2G      -  Accounts Receivable
Schedule 2H      -  Inventory
Schedule 2I      -  Product Warranty
Schedule 2K      -  Absence of Certain Developments
Schedule 2L      -  Liens
Schedule 2M      -  Taxes
Schedule 2N      -  Contracts and Commitments
Schedule 2O      -  Intellectual Property Rights
Schedule 2P      -  Litigation
Schedule 2R      -  Insurance
Schedule 2S      -  Employees; JPM Employees
Schedule 2T      -  Employees Benefit
Schedule 2U      -  Compliance
Schedule 2V      -  Environmental and Safety Matters
Schedule 2W      -  Affiliate Transactions
Schedule 2X      -  Supplies and Customers
Schedule 2Y(i)   -  Owned Property
Schedule 2Y(ii)  -  Leased Property
Schedule 2Y(iii) -  Real Property
Schedule 7A(iii) -  Directors


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                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 12, 1997 by and among GCIH, Inc., a Delaware corporation ("GCIH"), James P. Manning ("Manning"), Eileen Manning, The Laurie Donnelly Charitable Remainder Trust, The Helen Enigan Charitable Remainder Trust, The Kathryn Jackson Charitable Remainder Trust, The James and Eileen Manning Charitable Remainder Trust, The Lynn Satalino Charitable Remainder Trust and The Mary Manning Charitable Remainder Trust (each such charitable remainder trust, a trust formed under the laws of the state of State of New York) (each of the eight immediately preceding parties, a "Seller" and collectively, the "Sellers"). The Purchaser and the Sellers are sometimes collectively referred to herein as the "Parties" and individually as a "Party". Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in
Section 10.

            WHEREAS, as of the date hereof, (a) the Sellers collectively own 100% of the outstanding capital stock (the "Auburn Shares") of Auburn Hosiery Mills, Inc., a Kentucky corporation, ("Auburn") and (b) Auburn owns 99.99% and Manning owns .01% (the "Manning UK Share") of the outstanding capital stock of Sport Socks Company Limited, a company registered under the laws of the England and Wales ("Sport Socks UK"). Auburn and Sport Socks UK are referred to collectively herein as the "Companies". The Auburn Shares and the Manning UK Share are referred to collectively as the "Shares";

            WHEREAS, prior to the Closing Date, the Sellers will have transferred or caused to be transferred (a) to Sport Socks (Ireland) Ltd., a company organized under the laws of Ireland, 100% of the capital stock of which is owned collectively by Manning and Eileen Manning ("Sports Socks Ireland") certain of the assets of Euro Sport Socks Company, Ltd., a company organized under the laws of the United Kingdom, and (b) to Auburn, certain of the assets of Converse Accessories, Inc. (such companies (a)-(b), the "Ancillary Companies" and such transfers, the "Ancillary Company Transfers");

            WHEREAS, prior to the Ancillary Company Transfers, the Companies, Sport Socks Ireland, and the Ancillary Companies engaged, collectively, in the manufacture and distribution of licensed athletic socks for men and boys in the United States and Western Europe under the brand names Wilson(R), Coca-Cola(R), Converse(R) and Dunlop(R) (such business, as conducted by the Companies, Sport Socks Ireland and the Ancillary Companies, collectively, the "Auburn Business") and as of the date hereof, the Auburn Business is conducted by the Companies;

            WHEREAS, subject to the terms and conditions set forth herein, the Purchaser desires to purchase all of the Shares from the Sellers and the Sellers desire to sell the Shares to the Purchaser; and

            WHEREAS, simultaneously with the execution hereof, the Purchaser and Manning shall enter into a Purchase Agreement (the "Sport Socks Ireland Agreement"), pursuant to which the


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Purchaser shall purchase all of the shares of outstanding capital stock of Sport
Socks Ireland (the "Irish Shares") from Manning and Manning shall sell the Irish Shares to Purchaser.

            NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

            Section 1. Purchase and Sale

            1A. Purchase and Sale of the Shares. At the Closing, subject to the terms set forth herein, the Purchaser shall purchase from each Seller, and each Seller shall sell, convey, assign, transfer and deliver to the Purchaser, that number of Shares set forth opposite such Seller's name on Exhibit A hereto, free and clear of any mortgage, pledge, security interest, encumbrance, charge or other Lien.

            1B. Purchase Price. The consideration to be paid by Purchaser for the Shares (the "Purchase Price") shall be $28,000,000.

            1C. The Closing. The closing of the purchase and sale of the Shares (the "Sale") and the transactions relating thereto (collectively, the "Closing") will take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, commencing at 9:00 a.m. local time, as soon as practicable following the satisfaction or waiver of all the conditions set forth in Section 7 hereof (the "Closing Date") or at such other place and time as may be agreed upon by the Sellers and the Purchaser. The date and time of the Closing are referred to as the "Closing Date". At the Closing, subject to the satisfaction or waiver of each of the conditions set forth in Section 7:

                  (i) the Purchaser shall deliver to each Seller, by wire transfer of immediately available funds to the account or accounts specified in writing by such Seller, the amount set forth opposite such Seller's name on Exhibit A hereto;

                  (ii) the Purchaser shall deliver on behalf of Manning, $700,000 by wire transfer of immediately available funds to an escrow account (the "Escrow Account") pursuant to an escrow agreement dated as of the Closing Date by and among the Purchaser, Manning and SunTrust Bank, Atlanta, as Escrow Agent (the "Escrow Agent"), in the form of Exhibit B hereto (the "Escrow Agreement");

                  (iii) Manning shall repay or cause to be repaid to any member of the Company Group, in full, any Indebtedness owed by Manning or any Person controlled by or related to Manning (other than Sport Socks UK or Sport Socks Ireland) to any member of the Company Group (such Indebtedness, the "Manning Debt"), the amount of which as of September 30, 1997 is set forth on Schedule 1C hereto; and

                  (iv) each of the Sellers will deliver to the Purchaser stock certificates representing all of his, hers or its Shares, endorsed in blank or accompanied by duly executed and witnessed assignment documents.


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            Section 2. Representations and Warranties of the Sellers With
Respect to the Companies. As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares hereunder, each of the Sellers, jointly and severally, represents and warrants to the Purchaser as follows:

            2A. Organization, Corporate Power and Licenses. Each of the Companies is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified to do business in every jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect, which such jurisdictions are set forth on Schedule 2A attached hereto. Each of the Companies possesses all requisite corporate power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the charter documents, organizational documents, and bylaws of the Companies which have been furnished to the Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of each of the Companies are correct and complete in all material respects.

            2B. Capital Stock and Related Matters.

            (i) As of immediately prior to the Closing, the authorized capital stock of each of the Companies is as set forth on Schedule 2B(i) attached hereto. The Shares constitute all of the outstanding capital stock of Auburn and as of immediately prior to the Closing will be held beneficially and of record by each Seller (free and clear of all Encumbrances) as set forth on Schedule 2B(i) attached hereto. Schedule 2B(i) sets forth the capitalization of each of the Companies and the name of each Person holding any equity securities of such Company, any securities convertible or exchangeable for any equity securities of such Company and any options or other rights to purchase equity securities of such Company and the amount and type of such securities, options or rights held by such Persons as of the Closing Date and immediately thereafter. Neither of the Companies has outstanding (1) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, (2) any rights or options to subscribe for or to purchase its capital stock or (3) any stock appreciation rights or phantom stock or similar plans or rights. Neither of the Companies is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Closing and immediately thereafter, all of the outstanding shares of the Companies' capital stock shall be validly issued, fully paid and nonassessable.

            (ii) Neither of the Companies has received written notice of any violation and is not otherwise aware of any violation of any applicable federal or state securities laws, whether of the United States or otherwise, in connection with the offer, sale or issuance of any of its capital stock or the offer, sale or issuance of any of its debt securities. There are no agreements between any of the Companies' shareholders or with any other Person with respect to the voting, transfer or registration of any of the Companies' capital stock or with respect to any other aspect of any of the


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Companies' affairs that will survive the Closing Date (other than this Agreement and except as provided in Schedule 2B(ii) attached hereto).

            2C. Subsidiaries; Investments. Except as set forth on Schedule 2C attached hereto, neither of the Companies owns nor holds the right to acquire any shares of stock or any other security or interest in any other Person. Other than Auburn, the sole subsidiary of which is Sport Socks UK, neither of the Companies has ever had any Subsidiaries.

            2D. Authorization; No Breach. The execution, delivery and performance of the agreements or instruments contemplated hereby to which either of the Companies is a party or by which either of the Companies is bound have been duly authorized by such Company. All agreements contemplated hereby to which either of the Companies is a party, when executed and delivered by such Company in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Company enforceable in accordance with their terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on Schedule 2D attached hereto, the execution, delivery and performance by the Sellers of this Agreement and the agreements to be executed in connection herewith, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Government Entity or third party pursuant to, (A) the organizational documents of either of the Companies, (B) any Law to which either of the Companies is subject, or (C) any agreement, instrument, order, judgment or decree to which either of the Companies is subject.

            2E. Financial Statements. (i) Attached hereto as Schedule 2E are:
(a) the audited consolidated balance sheets of each of the Companies as of December 31, 1995 and December 31, 1996 (collectively, the "1996 Balance Sheet") and the related statements of income, stockholders' equity and cash flows for the respective twelve-month periods then ended and (b) the unaudited balance sheet of Auburn as of September 30, 1997 (the "Interim Balance Sheet"), and the related statements of income for the nine-month period then ended.

                  (ii) Except as set forth on Schedule 2E, each of the foregoing financial statements (including in all cases the notes thereto, if any) fairly presents the financial condition, operating results and cash flows of the Companies, if applicable, and has been prepared in accordance with (a) GAAP in the case of Auburn and (b) in the case of the 1996 Balance Sheet and related financial statements, Auditing Standards issued by the Auditing Practices Board of the United Kingdom in the case of Sport Socks UK, in each case consistently applied throughout such financial statements and the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnote disclosure and year end adjustment.

            2F. Absence of Undisclosed Liabilities. Except as set forth on
Schedule 2F attached hereto, to the Knowledge of Manning, Jack Lichtenstein, Gordon Minter, Tom Maurer,


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Kevin Angliss or (for purposes of Sport Socks UK only) Donald Murphy
(collectively, the "Manning Parties") neither of the Companies has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) required to be set forth on a balance sheet in accordance with GAAP arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) liabilities set forth on the liabilities side of the 1996 Balance Sheet (rather than any notes thereto), (ii) liabilities and obligations which have arisen after the date of the 1996 Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed on any Schedule to this Agreement, or any liabilities and obligations which would be reasonably likely to be caused by, and are caused by, facts expressly disclosed on any Schedule to this Agreement.

            2G. Accounts Receivable. Except as set forth on Schedule 2G attached hereto, all notes and accounts receivables of the Companies are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims other than setoffs or counterclaims in the ordinary course of business and are current and collectible in accordance with their terms at levels consistent with the past custom and practice of the Companies.

            2H. Inventory. Except as set forth on Schedule 2H attached hereto, the inventory shown on the 1996 Balance Sheet and the inventory on hand as of the Closing Date consists or shall consist of a quantity and quality usable and saleable in the ordinary course of business consistent with past custom and practice.

            2I. Product Warranty. All products manufactured, sold, leased or delivered by either of the Companies have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither of the Companies has any liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith in excess of past custom and practice and experience. No products manufactured, sold, leased or delivered by either of the Companies and no services rendered by either of the Companies are subject to any Guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service. Schedule 2I attached hereto includes copies of such standard terms and conditions of sale, lease and service for the Companies (containing applicable guaranty, warranty and indemnity provisions).

            2J. No Material Adverse Effect. Since December 31, 1996, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect.

            2K. Absence of Certain Developments. Except as expressly contemplated by this Agreement, since December 31, 1996 each of the Companies has conducted its business only in the ordinary course of business consistent with past custom and practice. In addition, except as expressly contemplated by this Agreement, or as set forth on Schedule 2K, since September 30, 1997, neither of the Companies has:


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            (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

            (ii) incurred any Indebtedness, other than Indebtedness to unaffiliated third parties in the ordinary course of business;

            (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practice;

            (iv) declared, set aside or made any payment or distribution of cash or other property to the Sellers with respect to their capital stock or other equity securities, or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

            (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Permitted Liens;

            (vi) sold, assigned, transferred, leased, licensed or abandoned any of its assets, tangible or intangible (including, without limitation, any Intellectual Property rights), except in the ordinary course of business consistent with past custom and practice;

            (vii) made or granted any bonus or any wage or salary increase to any employee or group of employees except in the ordinary course of business in accordance with past custom and practice, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

            (viii) made capital expenditures or commitments therefor in excess of $200,000 in the aggregate;

            (ix) except in the ordinary course of business in accordance with past custom and practice and pursuant to the Companies' existing credit facilities, delayed, postponed or canceled the payment of any accounts payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

            (x) except for travel advances made in the ordinary course, made any loans or advances to, Guarantees for the benefit of, or any Investments in, any Persons or formed any Subsidiary;

            (xi) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance, or experienced any material changes in the amount and scope of insurance coverage;


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            (xii) made any change in any method of accounting or accounting policies, or made any write-down or write-up in the value of its inventory;

            (xiii) directly or indirectly engaged in any transaction or entered into any arrangement with any officer, director, partner, shareholder or Affiliate of either of the Companies;

            (xiv) amended its articles of incorporation, bylaws or other organizational documents;

            (xv) made any payment to any Party with respect to any Seller Expenses;

            (xvi) increased the amount of Manning Debt, other than Indebtedness of JPM incurred in the ordinary course of business in accordance with past practices, assuming that sales commissions payable by Auburn to JPM are accrued at a rate of 5.5% for such period;

            (xvii) (A) hired or fired any employee of either Company having an annual base salary in calendar year 1997 of $50,000 or more (or the equivalent in any other currency assuming conversion into U.S. dollars at the Prevailing Exchange Rate) or (B) hired any individual who, if employed on September 30, 1997, would be a JPM Employee (as hereinafter defined) or fired any JPM Employee;

            (xviii) taken any action or omit to take any action which act or omission would reasonably be expected to have a Material Adverse Effect; or

            (xix) agreed, whether orally or in writing, to do any of the foregoing.

            2L. Assets. Except as set forth on Schedule 2L attached hereto, each of the Companies has good, marketable and valid title to, a valid, marketable leasehold interest in, or a valid license or right to use, the assets, tangible or intangible, used by it, located on its premises or shown on the 1996 Balance Sheet or the Interim Balance Sheet or acquired thereafter free and clear of all Liens other than Permitted Liens, except for assets disposed of in the ordinary course of business since the date of the 1996 Balance Sheet or Interim Balance Sheet, as the case may be.

            2M. Tax Matters. Except as set forth on Schedule 2M attached hereto:

                  (i) each of the Companies has filed or caused to be filed all material Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct in all material respects;

                  (ii) each of the Companies has paid all material Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) or has accrued a liability with respect thereto on the books and records of the Companies in accordance with GAAP and the prior accounting practices of the Companies and has withheld and paid over to the appropriate taxing authority all material Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;


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                  (iii) neither of the Companies has waived any statute of
      limitations with respect to any material Taxes or agreed to any extension of time for filing any material Tax Return which has not been filed; and neither of the Companies has consented to extend to a date later than the date hereof the period in which any material Tax may be assessed or collected by any Taxing Authority;

                  (iv) the accruals for Taxes on the books and records of the Companies are adequate in accordance with GAAP and the prior accounting practices of the Companies to pay all Tax liabilities of each of the Companies not yet paid for all periods through the Closing Date;

                  (v) no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Companies;

                  (vi) no claim has ever been made by a taxing authority in a jurisdiction where either of the Companies does not file Tax Returns that the Company so not filing may be subject to Taxes assessed by such jurisdiction;

                  (vii) neither of the Companies has ever been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax Return, other than for an Affiliated Group of which Auburn is the common parent corporation;

                  (viii) neither of the Companies is a party to or bound by any Tax allocation or Tax sharing agreement;

                  (ix) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of either of the Companies;

                  (x) neither of the Companies has entered into an agreement that would require that either of the Companies make an excess parachute payment within the meaning of Section 280G of the Code;

                  (xi) neither of the Companies has filed a consent under Code ss.341(f) concerning collapsible corporations; and

                  (xii) neither of the Companies will be required to make an adjustment to taxable income under Code ss.481 for any period ending on or after the Closing Date by reason of a voluntary change in accounting method initiated by any of the Companies on or prior to the Closing Date and the Internal Revenue Service has not initiated or proposed any such change in accounting method.

            2N. Contracts and Commitments.

            (i) Except as expressly contemplated by this Agreement or as set forth on Schedule 2N attached hereto, neither of (a) the Companies nor (b) any of the Sellers or their

Affiliates (as such contract or commitment relates to either of the Companies) is a party to or bound by any written or oral:

                  (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

                  (b) collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                  (c) management agreement or contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis which (i) provides annual cash or other compensation in excess of $50,000, (ii) provides for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or (iii) otherwise restricts his, her, or its ability to terminate the employment of any employee at any time for any lawful reason or for no reason without penalty or liability;

                  (d) contract or agreement involving any Governmental Entity;

                  (e) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of either of the Companies or any letter of credit arrangements;

                  (f) Guarantee, other than endorsements made for collection in the ordinary course of business;

                  (g) lease or agreement under which either of the Companies is
      (i) lessee of or holds or operates any personal property, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000 or (ii) lessor of or permits any third party to hold, occupy, or operate any property, real or personal, owned or controlled by either of the Companies;

                  (h) contract or group of related contracts with the same party or group of affiliated parties for the purchase or sale of raw materials, commodities, supplies, products, equipment or other personal property or services under which the undelivered balance since December 31, 1996 of such products and services has a selling price in excess of $25,000;

                  (i) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by either of the Companies upon 30 days or less notice without penalty or involving more than $25,000;

                  (j) contract relating to the marketing, sale, advertising or promotion of its products;

                  (k) agreements relating to the ownership of, investments in or loans and advances to any Person, including investments in joint ventures and minority equity investments;

                  (l) license, royalty, indemnification or other agreement with respect to any intangible property (including any Intellectual Property rights);

                  (m) agent, sales representative, sales or distribution agreement;

                  (n) power of attorney or other similar agreement or grant of agency;

                  (o) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world, including, without limitation, any nondisclosure or confidentiality agreements; or

                  (p) other agreement which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually, whether or not in the ordinary course of business.

            (ii) All of the contracts, agreements and instruments set forth or required to be set forth on Schedule 2N (the "Material Contracts") are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). Each of the Material Contracts shall be in full force and effect in all material respects without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. Each of the Companies has performed all material obligations required to be performed by it and is not in default under or in material breach of nor in receipt of any claim of default or breach under any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, material breach or material event of noncompliance by either of the Companies under any Material Contract; and none of the Manning Parties has any Knowledge of any breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract.

            (iii) The Purchaser has been supplied with a true and correct copy of each written Material Contract, together with all material amendments, waivers or other changes thereto (all of which amendments, waivers or other changes thereto are described on Schedule 2N).

            2O. Intellectual Property Rights.

            (i) Schedule 2O attached hereto contains a complete and accurate list of all (a) patented and registered Company Intellectual Property, (b) pending patent applications and other applications for registrations of Company Intellectual Property, and (c) all material computer software owned or used by any of the Companies. Schedule 2O also contains a complete and accurate list of all licenses or similar agreements covering Intellectual Property rights to which any of the Companies is or as of the Closing Date is required to be a party, either as licensee or licensor, in each case identifying the subject Intellectual Property rights.

            (ii) Except as set forth on Schedule 2O, each of the Companies owns all right, title and interest to, or has, or as of the Closing Date will have the right to use pursuant to a valid and effective written license, free and clear of all Liens other than Permitted Liens, all Company Intellectual Property. The Company Intellectual Property comprises all of the Intellectual Property rights necessary for the operation of the business of the Companies as presently conducted and as presently proposed to be conducted. No loss or expiration of any of the Company Intellectual Property is threatened or pending. Each of the Companies has taken all commercially reasonable action to maintain and protect the Company Intellectual Property. To any of the Manning Parties' Knowledge, the owners of any Company Intellectual Property licensed to either of the Companies have taken all commercially reasonable action to maintain and protect the Company Intellectual Property subject to such licenses.

            (iii) Except as set forth on Schedule 2O, (a) no claims by any other Person asserting the invalidity, misuse or unenforceability of any of the Company Intellectual Property have been made in writing within the past five (5) years or are currently outstanding or threatened, and, to the Knowledge of any of the Manning Parties, there is no basis for any such claim, (b) the operation of the business of the Companies as currently conducted and as proposed to be conducted has not infringed, misappropriated or conflicted with and will not infringe, misappropriate or conflict with any Intellectual Property rights of other Persons and neither of the Companies has received any written notice regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property rights from any other Person) and
(c) no third party has infringed, misappropriated or otherwise acted in conflict with any of the Company Intellectual Property. The transactions contemplated by this Agreement shall have no Material Adverse Effect on the right, title or interest of either of the Companies in and to the Company Intellectual Property and all of such Company Intellectual Property shall be owned or available for use by the applicable Company on substantially identical terms and conditions immediately after the Closing.

            2P. Litigation, etc. Except as set forth on Schedule 2P attached hereto, there are no (and, during the five years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Knowledge of the Manning Parties, threatened against either of the Companies (or to the Knowledge of any of the Manning Parties, pending or threatened against any of the officers, directors or employees of either of the Companies with respect to their businesses or proposed business activities), or pending or threatened by either of the Companies against any third party, at law or in equity, or before or by any Government Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither of the Companies is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the Knowledge of the Manning Parties, there is no basis for any of the foregoing. The Companies are fully insured (subject to applicable policy deductibles) with respect to each of the matters set forth on Schedule 2P. Neither of the Companies is subject to any judgment, order or decree of any Government Entity, and neither of the Companies has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which would reasonably be expected to have a Material Adverse Effect.

            2Q. Brokerage. There are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which either of the Companies is a party or to which either of the Companies is subject.

            2R. Insurance. Schedule 2R attached hereto contains a brief description of each insurance policy maintained by each of the Companies with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing or a substituted policy shall have been obtained therefor. Neither of the Companies is in default with respect to any of its material obligations under any insurance policy maintained by it, and neither of the Companies has ever been denied insurance coverage. The insurance coverage of the Companies is customary for corporations of similar size engaged in similar lines of business. Except as set forth on Schedule 2R, neither of the Companies has any self-insurance or co-insurance programs, and the reserves set forth on the 1996 Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

            2S. Employees. The Companies have previously delivered to the Purchaser a true and complete list, as of September 30, 1997, of (i) the employees employed by (A) either Company having an annual base salary in calendar year 1997 of $50,000 or more (or the equivalent in any other currency assuming conversion into U.S. dollars at the Prevailing Exchange Rate) or, (B)
J. P. Manning, Inc., a New York corporation, ("JPM") which employees are listed on Schedule 2S hereto (the "JPM Employees"), (ii) the rate of all current compensation payable to each such employee, including, without limitation, any bonus, contingent or deferred compensation and fringe benefits, and (iii) the directors of each of the Companies. Except as set forth on Schedule 2S attached hereto, to the Knowledge of any of the Manning Parties, no executive or key employee of either of the Companies nor any of the JPM Employees and no group of employees of either of the Companies nor any of the JPM Employees has any plans to terminate employment with any of the Companies or JPM, as the case may be. To the Knowledge of any of the Manning Parties, neither of the Companies nor JPM, has (a) any material labor relations problems (including any additional union organization activities, threatened or actual strikes or work stoppages or material grievances), (b) engaged in any unfair labor practices, (c) during the past five years, suffered any labor strike, lockout, work stoppage or other material labor dispute or, (d) any union organization campaign is in progress with respect to any of the employees, nor any question concerning representation exists respecting such employees. Except as disclosed on Schedule 2S, neither of the Companies nor JPM is party to or bound by any collective bargaining agreement or relationship with any labor organization. Neither of the Companies nor JPM has engaged in any plant closing or employee layoff activities within the last two (2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation. During the past five years, any notice from any Company required under any law or collective bargaining agreement has been given, and all bargaining obligations of any Company with any employee representative have been satisfied, including, but not limited to, obligations relating to the effects on bargaining unit employees of the transactions contemplated by this Agreement.

            2T. Employee Benefits.

            (i) Schedule 2T attached hereto lists each Employee Benefit Plan that either of the Companies maintains or to which either of the Companies contributes or has any actual liability, or to the Knowledge of any Manning Party, any potential liability.

            (ii) With respect to each Employee Benefit Plan which provides benefits to or with respect to current or former employees of either Company:

                  (a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, other applicable laws, and its terms.

                  (b) Except as set forth on Schedule 2M(i)(a)(1), all required reports and descriptions (including Internal Revenue Service Form 5500 annual reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been correctly and timely filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss.4980B ("COBRA") have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due to each such Employee Benefit Plan which is an Employee Pension Benefit Plan have been paid and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued. All premiums or other payments which are due with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan, have been paid, and there are sufficient reserves to cover claims which have occurred but have not been reported.

                  (d) Each Employee Benefit Plan which is an Employee Pension Benefit Plan designed to meet the requirements of a "qualified plan" under Code ss.401(a) has received, within the last two years, a favorable determination letter from the Internal Revenue Service, and since each such determination letter was issued, no facts or other circumstances have arisen or become known to either the Company or any of the Sellers which could result in any of such Employee Benefit Plans no longer being a "qualified plan".

                  (e) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the Closing Date, and there has been no application for or waiver of the minimum funding standards imposed by
      Section 412 of the Code.

                  (f) The Sellers have delivered to the Purchaser, to the extent applicable, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Internal Revenue Service Form 5500 annual report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

                  (g) With respect to each Employee Benefit Plan that either of the Companies and the Controlled Group of Corporations which includes the Companies maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                        (1) No such Employee Benefit Plan which is an Employee
            Pension Benefit Plan subject to Title IV of ERISA (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                        (2) There have been no Prohibited Transactions with
            respect to any such Employee Benefit Plan subject to Title I of ERISA or Section 4975 of the Code (i) which have not been corrected,
            (ii) for which any liability or penalty has not been paid in full and (iii) which could result in liability to the Companies. To the Knowledge of any Manning Party, no Fiduciary of any Employee Benefit Plan subject to Title I of ERISA has any Liability for breach of fiduciary duty or any other failure to act under Title I of ERISA or comply with Title I of ERISA in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any Manning Party, threatened. None of the Manning Parties has any Knowledge of any reasonable basis for any such action, suit, proceeding, hearing, or investigation.

                        (3) Neither of the Companies has incurred, and neither
            of the Companies has a reason to expect that it will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA or under Chapter 43 of the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan subject to the provisions of ERISA and the Code.

                  (h) Neither of the Companies, and the other members of the Controlled Group of Corporations that includes the Companies contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any actual or potential Liability (including any withdrawal liability resulting from its withdrawal from any such plan in a complete or partial withdrawal as such terms are used in Part I of Subtitle E of Title IV of ERISA) under any Multiemployer Plan.

            (iii) Neither of the Companies maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA or other government mandated benefit laws.

            (iv) With respect to each Employee Benefit Plan which provides benefits to or with respect to current or former employees outside the United
States:

                  (a) Each such Employee Benefit Plan complies in form and in operation with the applicable requirements of law and in accordance with its terms.

                  (b) All contributions or premium payments which are due on or before the Closing Date with respect to each such Employee Benefit Plan will be timely paid in full and all contributions and premium payments which are not due for all periods ending on the Closing Date will be adequately accrued.

                  (c) (1) Neither of the Companies, or, to the Manning Parties' Knowledge, any other Person has engaged in any transactions that could reasonably be expected to result in the imposition of a material penalty under law or a material tax; (2) neither of the Companies nor any of their officers or employees have any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of law in connection with the administration of such Employee Benefit Plan or the investment of the assets thereunder; and (3) no actions, investigations, suits or claims are pending or, to the Knowledge of the Sellers, threatened, and the Sellers have no Knowledge of any facts or circumstances which could give rise to or could reasonably be expected to give rise to any such actions, suits or claims (other than for benefits payable in the ordinary course of business).

                  (d) With respect to each pension plan, as of the Closing Date, the market value of the assets equals or exceeds the present value of benefit liabilities thereunder.

                  (e) Neither of the Companies has any liability with respect to the termination of a benefit plan that has not been satisfied in full.

                  (f) No power to increase benefits or provide different benefits under any Plan has been exercised in respect of any current or former employees of the Companies, and there are no circumstances in which there is a practice of exercising such power. Each Employee Benefit Plan which is a pension scheme is an exempt approved scheme within the meaning of Chapter 1 of Part XIV of the Income and Corporation Taxes Act of 1988 and all of the participants of any Employee Benefit Plan which is a pension scheme are contracted out of the United Kingdom State Earnings Related Pension Scheme by virtue of their participation. No assets of any Employee Benefit Plan for current or former employees have been assigned by the trustees as security for a loan or otherwise, nor is there any agreement to assign those assets.

                  (g) The Sellers have delivered or made available to Purchaser true and complete copies of the following documents in connection with each such Employee Benefit Plan (where applicable): (A) all plan documents as in effect on the date hereof, together with all amendments thereto; (B) all current plan descriptions and summaries of material modifications; (C) the most recently prepared actuarial valuation report for each Employee Benefit Plan; and (D) the most recently prepared financial statements.

            (v) None of the Employee Benefit Plans of the Companies obligates the Sellers to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code.

            2U. Compliance with Laws; Permits. Except as set forth on Schedule 2U attached hereto:

            (i) Each of the Companies has complied with all applicable Laws relating to the operation of its business. No notices have been received by and no claims have been filed against either of the Companies alleging a violation of any such Laws.

            (ii) Except for any qualifications to do business as a foreign corporation in any state, each of the Companies holds all permits, licenses, certificates, accreditations and other authorizations of all Government Entities required for the conduct of its business and the ownership of its properties, and Schedule 2U sets forth a list of all of such permits, licenses, certificates, accreditations and other authorizations. No notices have been received by either of the Companies alleging the failure to hold any permit, license, certificate, accreditation or other authorization of any Government Entity. Each of the Companies is in compliance with all terms and conditions of all permits, licenses, accreditations and authorizations which it holds. Except as disclosed on Schedule 2U all of such permits, licenses, accreditations and authorizations will be available for use by the Companies immediately after the Closing.

            2V. Environmental and Safety Matters. Except as set forth on
Schedule 2V attached hereto:

            (i) Each of the Companies and their respective predecessors has complied with and is in compliance with all Environmental and Safety Requirements.

            (ii) Without limiting the generality of the foregoing, each of the Companies has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business.

            (iii) Neither the Companies nor their respective predecessors or Affiliates has received any written or, to the Knowledge of any Manning Party, oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to either of them or their facilities arising under Environmental and Safety Requirements.

            (iv) None of the following exists at any property or facility owned or operated by either of the Companies in a condition that has given or would give rise to liability under any Environmental and Safety Requirements: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or
(4) landfills, surface impoundments, or disposal areas.

            (v) Neither of the Companies or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA or any other Environmental and Safety Requirements.

            (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

            (vii) Neither of the Companies nor any of their respective predecessors has, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

            (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Companies or any of their respective predecessors will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

            2W. Affiliate Transactions. Except as set forth on Schedule 2W attached hereto, as of immediately following the Closing, no officer, director, shareholder or Affiliate of either of the Companies or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with either of the Companies or either of the Companies' executive officers or has any material interest in any material property used by either of the Companies.

            2X. Suppliers and Customers. Schedule 2X attached hereto accurately sets forth a list of the top ten customers and suppliers of each of the Companies by dollar volume of sales and purchases, respectively, for the fiscal year ended December 31, 1996. Since December 31, 1996, neither of the Companies has received any written notice from any material supplier to the effect that, and none of the Manning Parties has any Knowledge that, any such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to either of the Companies (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Neither of the Companies has received any written notice from any material customer of either of the Companies to the effect that, and to the Knowledge of the Manning Parties, there is no reason to believe that, such customer will stop, or materially decrease the rate of, buying products of either of the Companies (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

            2Y. Real Property.

            (i) Attached as Schedule 2Y(i) is a complete and accurate list setting forth the name, address and a legal description of each parcel of real property owned in fee by the Companies (the "Owned Property"). The Companies have good and marketable title in and to all of the Owned Property subject to no Liens other than the Liens set forth on Schedule 2Y(i) and Permitted Liens.

            (ii) Schedule 2Y(ii) attached hereto sets forth a list of all leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") for real property (the "Leased Property", and together with the "Owned Property," the "Real Property") under which either of the Companies is the "tenant", "subtenant" or other lessee party or for which, in the case of the third item in subsection (ii) thereon, a third party is the "tenant," "subtenant" or other lessee party for the benefit of a Company. Auburn or Sport Socks UK, as the case may be, has a good and valid leasehold interest in and to all of the Leased Property, subject to no Liens except for Liens set forth on Schedule 2Y(ii) and Permitted Liens. Each Lease is in full force and effect and is enforceable in accordance with its terms. There exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Lease. The Companies have previously delivered to the Purchaser true and complete copies of all the Leases.

            (iii) Except as set forth in Schedule 2Y(iii) attached hereto, the Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Companies. Other than the Companies, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. The Real Property is in good condition and repair, subject to ordinary wear and tear, and is sufficient and appropriate for the conduct of the Companies' business. The Real Property and all plants, buildings and improvements located thereon conform in all material respects to all applicable building, zoning and other laws, ordinances, rules and regulations. All material permits, licenses and other approvals necessary to the current occupancy and use of the Owned Property have been obtained, are in full force and effect and have not been violated. There exists no material violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Owned Property. All improvements located on the Real Property have direct access to a public road adjoining such Real Property. No such improvements or accessways encroach on land not included in the Real Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property. There is no pending or, to the Knowledge of the Manning Parties, any threatened condemnation proceeding affecting any portion of the Real Property.

            (iv) There are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Owned Property, any portion thereof or interest therein, except as set forth on Schedule 2Y(iv) attached hereto. Neither of the Companies is obligated to purchase or lease any real property, except as set forth on Schedule 2Y(iv).

            2Z. Fees and Expenses. Neither of the Companies (i) has any liability or obligation to pay any fees, expenses, commissions or costs (including, without limitation, any and all real property transfer, transfer gains, stamp, and other similar Taxes, if any) incurred by the Sellers or the Companies in connection with the transactions contemplated by this Agreement (such fees, expenses, commissions, and costs the "Seller Expenses"), or (ii) has made any payments to any Person with respect to any Seller Expenses. The Seller Expenses shall be paid by the Sellers.

            2AA. Sufficiency of Assets. The Companies and Sport Socks Ireland have, or will have as of the Closing, good, marketable and valid title to, a valid leasehold interest in, or valid license or right to use, all of the assets, tangible or intangible, necessary to conduct the Auburn Business as conducted by the Companies, Sport Socks Ireland and the Ancillary Companies prior to the Ancillary Company Transfers.

            2BB. Exclusivity. Neither of the Companies, the Sellers, or any of their respective representatives, officers, directors, agents, stockholders or Affiliates is party to or bound by any agreement which shall directly or indirectly initiate, solicit, entertain, negotiate, accept or discuss any proposal or offer to acquire all or any significant part of either of the Companies (an "Acquisition Proposal"), whether by merger, purchase of stock, purchase of assets, tender offer or otherwise (a "Third Party Acquisition") other than under this Agreement, and all such Persons have terminated all discussions with third parties (other than the Purchaser) regarding Acquisition Proposals or Third Party Acquisitions.

            Section 3. Representations and Warranties of the Sellers. As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares hereunder, each Seller, severally and individually for himself, herself or itself only, hereby represents and warrants to the Purchaser as follows:

            3A. Power and Authority. Each Seller who is a natural person has the legal right, capacity and power to execute, deliver and perform this Agreement and the agreements, certificates and instruments to be executed and delivered by such Seller pursuant hereto. Each Seller which is a trust has the full power and authority to execute, deliver and perform this Agreement and the agreements, certificates and instruments to be executed and delivered by such Seller pursuant hereto.

            3B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements or instruments contemplated hereby to which the Sellers are parties or by which the Sellers are bound have been duly authorized by the Sellers. This Agreement and all other agreements contemplated hereby to which the Sellers are parties, when executed and delivered by the Sellers in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Sellers, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by the Sellers of this Agreement and all other agreements contemplated hereby to which the Sellers are parties, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Government Entity pursuant to, (A) the organizational documents, if any, of the Sellers, (B) any Law to which the Sellers are subject, or (C) any agreement, instrument, order, judgment or decree to which the Sellers are subject.

            3C. Title to Shares. On the Closing Date, all of the Shares set forth opposite each Seller's name on Exhibit A will be owned of record and beneficially by such Seller, and such Seller will have good and marketable title to such Shares, free and clear of all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (collectively, "Encumbrances"). Each Seller shall sell to the Purchaser good and marketable title to the Shares free and clear of all Encumbrances.

            3D. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Seller is a party or to which the Seller is subject.

            3E. Litigation, etc. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Seller's Knowledge, threatened against or affecting the Seller in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

            Section 4. Representations and Warranties of the Purchaser. As a material inducement to the Sellers to enter into this Agreement and take the actions set forth in Section 1, the Purchaser represents and warrants to the Sellers as follows:

            4A. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

            4B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements or instruments contemplated hereby to which the Purchaser is a party or by which the Purchaser is bound have been duly authorized by the Purchaser. This Agreement and all other agreements contemplated hereby to which the Purchaser is a party, when executed and delivered by the Purchaser in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Government Entity or third party pursuant to, (A) the organizational documents of the Purchaser, (B) any Law to which the Purchaser is subject, or
(C) any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

            4C. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Purchaser is a party or to which the Purchaser is subject.

            4D. Investment. The Purchaser is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

            Section 5. Confidentiality, Noncompetition and Nonsolicitation for James P. Manning.

            5A. Confidential Information. Manning acknowledges that the information, observations and data disclosed to, developed by or obtained by him while employed by either of the Companies concerning the business or affairs of the Companies (including without limitation the Companies' technology, methods of doing business and supplier and customer information) (collectively, the "Confidential Information") are the property of the Companies and that the continued success of the Companies depends in large part on keeping this information from becoming known to competitors of the Companies. Therefore, in consideration of the payments being made to Manning pursuant to the terms of this Agreement, Manning agrees that, for all times after the Closing Date, except as required by law or court order, he shall not, directly or indirectly, disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board as it exists after the Closing Date, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of his acts or omissions to act. Manning further agrees to use his commercially reasonable best efforts and diligence to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft. Manning shall deliver to the Companies at any time either of the Companies may reasonably request, all memoranda, correspondence, notes, plans, records, reports, manuals, photographs, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, the Work Product or the business of the Companies which he may then possess or have under his control. If either Company requests, Manning agrees to provide written confirmation that Manning has returned all such materials to such Company.

            5B. Work Product. Manning agrees that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information which relates to the Companies' actual or anticipated business or research and development or existing or future products or services and which are conceived, developed, contributed to or made by Manning (either solely or jointly with others) prior to the Closing (the "Work Product") shall be the sole and exclusive property of such Company. Manning will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether before or after his employment with any Company terminates) to establish and confirm such ownership (including, without limitation, the execution of assignments, consents, powers of attorney and other instruments).

            5C. Noncompete, Nonsolicitation.

            (i) Manning acknowledges that in the course of his relationship with the Companies, he has become familiar with such Companies' trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Companies. Therefore, in consideration of the payments being made to Manning pursuant to the terms of this Agreement and the Sport Socks Ireland Agreement, Manning agrees that, during the five-year period following the Closing Date (the "Noncompete Period"), he shall not directly or indirectly own, operate, lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporation or other business organization or through any other entity) in which either of the Companies engages, as such business exists or is in process on the date hereof, within any geographical area in which any Company engages in such business as of the date hereof. Nothing herein shall prohibit Manning from being a passive owner of not more than 5% of the outstanding stock of any corporation which is publicly traded, and which is a direct competitor of either of the Companies, so long as Manning has no active participation in the business of such corporation.

            (ii) During the Noncompete Period, Manning shall not directly or indirectly through another entity (x) induce or attempt to induce any employee of either of the Companies to leave the employ of such Company, or in any way interfere with the relationship between such Company and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of either Company, (y) hire any person who was an employee of either Company at any time during Manning's employment period or (z) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of either Company or the Purchaser to cease doing business with such Company or the Purchaser, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and such Company or the Purchaser.

            (iii) Manning agrees and acknowledges that (x) the covenants set forth in this Section 5C are reasonable in geographical and temporal scope and in all other respects, (y) the Purchaser would not have entered into this Agreement but for the covenants of Manning contained herein, and (z) the covenants contained herein have been made in order to induce the Purchaser to enter into this Agreement.

            (iv) If, at the time of enforcement of this Section 5C, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

            (v) Manning recognizes and affirms that in the event of his breach of any provision of this Section 5C, money damages would be inadequate and the Purchaser and the Companies would have no adequate remedy at law. Accordingly, Manning agrees that in the event of a breach or a threatened breach by Manning of any of the provisions of this Section 5C, the Purchaser and the Company against which such breach is made or such threatened breach exists, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

            Section 6. Indemnification.

            6A. Survival of Representations and Warranties. The representations and warranties in Sections 2, 3 and 4 of this Agreement shall survive the Closing for a period of one year following the Closing Date except that (i) the representations and warranties in Section 2M (Tax Matters) shall survive until the end of the applicable statute of limitations, and (ii) the representations and warranties contained in Sections 2A (Organization) (other than the last sentence thereof), 2B (Capital Stock and Related Matters), 2D (Authorization; No Breach (other than the second sentence thereof)), 3A (Power and Authority), 3B (Authorization; No Breach (other than the second sentence thereof)), 3C (Title to Shares), 4A (Organization) and 4B (Authorization; No Breach (other than the second sentence thereof)) shall survive forever; provided, that any representation or warranty in respect of which indemnity may be sought under
Section 6B, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 6A if written notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The representations and warranties in Section 2, 3 and 4 of this Agreement shall survive for the periods set forth in this Section 6A and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the Knowledge of any Party's officers, directors, shareholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

            6B. General Indemnification.

                  (i) Indemnification for the Benefit of the Purchaser by the Sellers. The Sellers shall indemnify the Purchaser and its Affiliates, shareholders, partners, officers, directors, employees, agents, representatives, successors and permitted assigns and the Companies (collectively, the "Seller Indemnified Parties") and save and hold each of them harmless against and pay on behalf of or reimburse such Seller Indemnified Parties as and when incurred for any direct or indirect loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys', consultants' and experts' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing), but expressly excluding consequential damages and lost profits (collectively, "Losses"), which any such Seller Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any facts or circumstances which constitute a breach of any representation or warranty of the Sellers under Sections 2 or 3 of this Agreement (it being understood and agreed that for purposes of this Section 6 and the Indemnification Agreement, Section 2M(i) shall be deemed not to include any qualification for materiality); or (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Sellers under this Agreement or any of the Schedules attached hereto required to be performed or complied with by the Sellers before or after the Closing; or (c) any claim by any Person (other than the Purchaser) with respect to, or arising as a result of, any Acquisition Proposal or Third Party Acquisition proposed prior to the Closing Date; or (d) any Employee Benefit Plan of JPM which provides or has at any time provided benefits to any JPM Employee (each, a "JPM Benefit Plan"); or
(e) provided the relevant indemnification claim is made within one year of the Closing Date, any Existing Lien. If and to the extent any provision of this
Section 6B is unenforceable for any reason, each Seller hereby agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this Section 6B which is permissible under applicable Laws. Notwithstanding anything contained herein, in no event shall either Company be required to provide indemnification or contribution for any obligation of the Seller under this Section 6B.

                  (ii) Indemnification for the Benefit of the Sellers by the Purchaser. The Purchaser shall indemnify the Sellers and their Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") and hold them harmless against any Losses which the Purchaser Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any facts or circumstances which constitute a breach of any representation or warranty of the Purchaser under Section 4 of this Agreement; or (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Purchaser under this Agreement required to be performed or complied with by the Purchaser before or after the Closing.

                  (iii) Manner of Payment. Any indemnification of the Seller Indemnified Parties or the Purchaser Indemnified Parties pursuant to this
Section 6B shall be effected by wire transfer of immediately available funds from the Sellers or the Purchaser, as the case may be, to an account designated in writing by any Seller Indemnified Party or Purchaser Indemnified Party, as the case may be, within 15 days after the determination thereof. The amount of any Loss for which indemnification is provided pursuant to this Section 6B shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss. Any such indemnification payments to be made to a Seller Indemnified Party shall be made (a) first from the Escrow Account, and (b) to the extent the amount in the Escrow Account is insufficient for purposes of making such payment, from the Sellers. Further, the Parties agree to treat the amount of any indemnification payment made as a purchase price adjustment, and shall prepare all Tax Returns consistent with that position. The amount of any Loss for which indemnification is provided pursuant to this Section 6B shall take into account any reductions in or refunds of Taxes realized by the Purchaser or the Companies with respect to subsequent taxable years as a result of the incurrence of such Losses ("Tax Benefits"). At the option of the Purchaser, such Tax Benefits shall be taken into account either (i) by reducing the amount of the required indemnification by the present value of the future Tax Benefits or (ii) through a reimbursement of such Tax Benefits to the Sellers as and when such Tax Benefits are actually realized. In the event that any taxing authority successfully asserts that the receipt by the Purchaser of an indemnification payment is taxable income, the Sellers agree to indemnify the Purchasers for the Tax cost of that indemnification payment.

                  (iv) General Indemnification Procedures. Any Person making a claim for indemnification under this Section 6B (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitor shall be actually prejudiced by such failure to so notify. In addition, to the extent an Indemnitee shall seek payment from the Escrow Account, such Indemnitee shall also give notice of the relevant claim to the Escrow Agent.

                  (v) Defense of Third Party Claims. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that prior to the Indemnitor assuming control of such defense it shall first demonstrate to the Indemnitee in writing such Indemnitor's financial ability to provide full indemnification to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder; and, provided further, that:

                  (a) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor if Indemnitee is otherwise entitled to indemnity pursuant to this Section 6B);

                  (b) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation (provided that in such event (x) the Indemnitee shall not enter into any settlement of a claim without the prior written consent of the Indemnitor (which shall not be unreasonably withheld), (y) the Indemnitor shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose (provided that the fees and expenses of such separate counsel shall be borne by the Indemnitor), and (z) the Indemnitor shall be entitled to review the files and record relating to such defense upon request of the Indemnitor); (2) the claim seeks an injunction or equitable relief against the Indemnitee;
      (3) a conflict of interest exists between the

      Indemnitor and the Indemnitee; or (4) the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                  (c) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

            (vi) Defense of Tax Matters.

                  (a) The Purchaser shall promptly notify the Sellers in writing upon receipt by the Purchaser or any Affiliate of the Purchaser (including the Companies after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period or portion thereof ending on or prior to the Closing Date for which the Sellers may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Sellers, at their sole expense, shall have the option of assuming the exclusive representation of the interests of the Companies with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and, if such right is exercised, shall have the sole right to extend or waive the statute of limitations with respect to a Tax Matter and to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and settling audits; provided, however, that the Sellers shall not enter into any settlement of or otherwise compromise any Tax Matter that adversely affects the Tax liability of the Purchaser or the Companies for any period following the Closing Date, including the portion of a period beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") that is after the Closing Date, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld and provided further, that unless the Sellers agree in writing to assume the defense of any Tax Matters within 20 days of receiving notice thereof from the Purchaser, the Purchaser shall have the right (but not the obligation) to defend such Tax Matters and to be indemnified by the Sellers for the reasonable cost thereof. If Sellers shall assume the representation of the interests of the Companies with respect to a Tax Matter, the Sellers shall keep the Purchaser fully informed with respect to the commencement, status and nature of such Tax Matter, and shall in good faith allow the Purchaser's representatives to attend any proceedings relating to a Tax Matter and to make comments to the Sellers regarding the conduct of or positions taken in any such proceeding.

                  (b) Except as otherwise provided in Section 6 of this Agreement, the Purchaser shall at its sole expense have the right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Companies for all taxable periods; provided, however, that the Purchaser shall not, and shall cause its Affiliates (including the Companies) not to, enter into any settlement of any contest or otherwise compromise any issue that may adversely affect the Tax liability of the Sellers or the Companies for any period prior to the

Closing Date (including the pre-Closing portion of the Overlap Period if a claim for indemnification would arise (directly or indirectly) from such action without the prior written consent of the Sellers, which consent shall not be unreasonably withheld. If the Purchaser shall assume the representation of the interests of the Companies with respect to a Tax Matter, the Purchaser shall keep the Sellers fully informed with respect to the commencement, status and nature of such Tax Matter, and shall in good faith allow the Sellers' representatives to attend any proceedings relating to a Tax Matter and to make comments to the Purchaser regarding the conduct of or positions taken in any such proceeding.

                  (vii) Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the indemnification rights granted pursuant to this Section 6B shall be subject to the terms, conditions and limitations set forth in the Indemnification Agreement.

                  (viii) Other Indemnification Provisions; Certain Waivers; etc. With the exception of any claims of common law fraud which are proven and upon which a judgment entered in the involved proceeding shall be expressly based, the Parties agree that the provisions of this Section 6B shall be the exclusive remedy for all claims of breach or indemnification pursuant to this Agreement and the parties expressly waive the remedy of rescission of contract. Each Seller hereby agrees not to make any claim for indemnification hereunder against either of the Companies by reason of the fact that such Seller was a shareholder, director, officer, employee or agent of either of the Companies or was serving at the request of either of the Companies as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Seller Indemnified Parties against any Seller pursuant to this Agreement, and each Seller hereby acknowledges and agrees that he, she or it shall have no claims or right to contribution or indemnity from either of the Companies with respect to any amounts paid by any Seller pursuant to this Section 6B.

            Section 7.  Conditions to Closing.

            7A. Conditions of the Purchaser's Obligations at the Closing. The obligation of the Purchaser to take the actions set forth in Section 1 hereof is subject to satisfaction of the following conditions:

                  (i) Representations and Warranties; Covenants. The representations and warranties contained in Sections 2 and 3 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Companies and the Sellers shall have performed in all material respects all of the covenants required to be performed by the Companies and the Sellers hereunder prior to the Closing.

                  (ii) Opinion of the Sellers' Counsel. The Purchaser shall have received the opinion of local counsel to the Sellers in the form of Exhibit C hereto, together with a reliance letter with respect thereto addressed to the Lender.

                  (iii) Resignation of Directors. The Purchaser shall have received the written resignations of all officers and members of the board of directors of each of the Companies, each of which is set forth on Schedule 7A(iii) hereto, each such resignation to be effective as of the Closing;

                  (iv) Repayment of the Manning Debt. The Manning Debt shall have been repaid in full and the Purchaser shall have received evidence of such repayment.

                  (v) Existing Agreements. The Purchaser shall have received evidence of termination and cancellation without recourse of any existing agreements between either of the Companies and/or key executive officers on the one hand and one or more of the Sellers, officers, directors or Affiliates of either of the Companies on the other hand, regarding ownership or control of either of the Companies or otherwise (other than any such agreements between or among any of Auburn, Sport Socks UK and Sport Socks Ireland).

                  (vi) Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby or that would reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (vii) Consents and Approvals. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Companies shall have made all filings and shall have obtained all third party and governmental permits, authorizations, consents and approvals required to be obtained by the Companies or the Sellers to consummate the transactions contemplated by this Agreement including, but not limited to, consents for those Material Contracts listed on Schedule 2D and marked with an asterisk (*).

                  (viii) Material Adverse Change. Since the date hereof, there shall have been no fact, event or circumstance which could have a Material Adverse Effect.

                  (ix) Escrow Agreement. Manning shall have executed and delivered the Escrow Agreement to the Purchaser.

                  (x) Sport Socks Ireland Agreement. All of Purchaser's conditions precedent to the consummation of the transactions contemplated by the Sport Socks Ireland Agreement shall have been satisfied or waived.

                  (xi) Indemnification Agreement. The Sellers shall have executed and delivered the Indemnification Agreement to the Purchaser.

                  (xii) Financing. The Purchaser shall have received, on terms and conditions reasonably satisfactory to it, the cash proceeds of all of the financing it needs in order to consummate the transactions contemplated hereby and by the Sport Socks Ireland Agreement and fund the working capital requirements of the Companies after the Closing.

                  (xiii) Stockholder's Equity. The consolidated stockholders' equity of the Company Group as of the last day of the month ended immediately prior to the Closing Date calculated in accordance with GAAP (assuming conversion into U.S. dollars of amounts denoted in a currency other than U.S. dollars at the Prevailing Exchange Rate), shall not be less than $21,800,000.

                  (xiv) Real Property.

                        (a) A title insurance company licensed to do business in Kentucky (the "Title Company") shall be willing to insure, at standard rates, the Companies' marketable title in and to the Owned Property in fee simple and Purchaser's lender's mortgage lien on the Owned Property free and clear of all Liens, defects, claims, leases, rights of possession or other encumbrances (other than items disclosed on Schedules 2Y(i) and (ii) and Permitted Liens) including such endorsements and affirmative coverages as Purchaser and the Lender shall reasonably require (including without limitation non-imputation endorsements) ("Title Insurance"). Sellers and the Companies shall provide all such affidavits and indemnities as the Title Company reasonably shall require in order to afford such coverages.

                        (b) Purchaser shall have received a survey of each Owned Property conforming to the Minimum Standard Detail Requirements jointly established and approved in 1992 by ALTA and ACSM certified to the applicable Company, the Purchaser, the Lender and the Title Company and showing no defects, encroachments or encumbrances other than the items disclosed in Schedule 2Y(i) or items that would not adversely affect the value of the Owned Property or the marketability of title thereto (collectively, "Surveys").

                        (c) All Real Property shall be in substantially the same condition and repair as that on the date of this Agreement, reasonable wear and tear excepted.

                        (d) Sellers shall have timely paid any and all real property transfer, transfer gains, stamp and other similar taxes, if any, assessed in connection with the transactions contemplated by this Agreement, and shall have delivered evidence satisfactory to Purchaser and the Title Company of the payment thereof.

                  (xv) Closing Documents. At Closing, the Companies and the Sellers shall have delivered to the Purchaser the following documents:

                        (a) a certificate of Manning, dated as of the Closing Date, stating that the conditions specified in clauses 7(A)(i) through 7(A)(viii) have been fully satisfied;

                        (b) all existing minute books, stock certificates, stock transfer records, corporate seals and other materials relating to each Company's respective corporate administration which are in the possession of either Company, Seller or Affiliate thereof;

                        (c) good standing certificates of Auburn from its jurisdiction of incorporation and each jurisdiction where it is qualified to do business, in each case, dated within 10 days prior to the Closing Date; and

                        (d) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

                        (e) evidence of termination of all powers of attorney, grants of agency and other agreements listed on Schedule 2N(i)(n) hereto.

                  (xvi) Good Standing of Sport Socks UK. The Purchaser shall be reasonably satisfied with the results of its search in the public register of the United Kingdom with respect to the good standing of Sport Socks UK.

            7B. Waiver. Any condition specified in Section 7A may be waived if consented to in writing by the Purchaser.

            7C. Conditions of the Sellers' Obligations at the Closing. The obligation of the Sellers to take the actions set forth in Section 1 hereof is subject to satisfaction of the following conditions:

                  (i) Representations and Warranties; Covenants. The representations and warranties contained in Section 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Purchaser shall have performed in all material respects all of the covenants required to be performed by the Purchaser prior to the Closing.

                  (ii) Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (iii) Consents and Approvals. (a) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and (b) the Purchaser shall have made all filings and shall have obtained all third party and governmental permits, authorizations, consents and approvals required to be obtained by the Purchaser to consummate the transactions contemplated by this Agreement.

                  (iv) Escrow Agreement. The Purchaser shall have executed and delivered the Escrow Agreement to the Sellers.

                  (v) Sport Socks Ireland Agreement. All of Sellers' conditions precedent to the consummation of the transactions contemplated by the Sport Socks Ireland Agreement shall have been satisfied or waived.

                  (vi) Indemnification Agreement. The Purchaser shall have executed and delivered the Indemnification Agreement.

                  (vii) Closing Documents. At the Closing, the Purchaser shall have delivered the following documents to the Sellers:

                        (a) a certificate of an officer of the Purchaser, dated the Closing Date, stating that the conditions specified in Section 7C(i) through (iii) shall have been fully satisfied; and

                        (b) such other documents relating to the transactions contemplated by this Agreement as the Sellers or Sellers' counsel may reasonably request.

            7D. Waiver. Any condition specified in Section 7C may be waived if consented to in writing by Manning.

            Section 8. Pre-Closing Covenants and Agreements. Each of the Parties agrees as follows with respect to the period between the date of this Agreement and the Closing:

            8A. General. Each of the Parties shall use its commercially reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 7A and 7C and execution and delivery of the agreements and instruments contemplated hereby to be executed and delivered at the Closing).

            8B. Third Party Notices and Consents. The Companies and the Sellers shall use their respective commercially reasonable best efforts to (i) give required notices to third parties, (ii) obtain any required consents (including consents for those Material Contracts on Schedule 2D and marked with an asterisk (*))and (iii) take any actions reasonably required by any third party, in each case in connection with the matters contemplated by this Agreement.

            8C. Operation of Business. Each of the Companies shall, and the Sellers shall cause the Companies to, operate its business only in the usual and ordinary course of business consistent with past custom and practice and in accordance with all Laws and will exert its best efforts to preserve the goodwill and organization of its business and the relationships with its customers, suppliers, employees and other Persons having business relations with the Companies. Without limiting the generality of the foregoing, prior to the Closing, without the prior written consent of the Purchaser, each Seller covenants that such Seller will cause the Companies to not, directly or indirectly, except as expressly contemplated by this Agreement, take or omit to take any action that would require disclosure under Section 2K or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Companies or the Sellers in this Agreement.

            8D. Full Access. Each Seller shall cause the Companies to afford, and cause its officers, directors, employees, attorneys, accountants, advisors and other agents to afford, to the Purchaser and its accounting, legal, financing and other representatives, as well as their respective officers, employees, affiliates and other agents, upon request of the Purchaser, full and complete access during reasonable business hours to all premises, properties and personnel of the Companies and to all business, financial, legal, tax, compensation and other data and information (including, but not limited to all books, records (including tax records), contracts, customer lists and other documents and records (including any working papers of the Companies' personnel)) concerning the Companies and their affairs and operations; provided, that such access shall not unreasonably interfere with the business operations of the Companies. Furthermore, each Seller shall, and shall cause the Companies to, cooperate with and facilitate interviews by the Purchaser or its representatives with the Companies' employees and customers; provided, that the Purchaser shall provide the Companies with prior notice before the Purchaser conducts any interviews with customers or employees of the Companies.

            8E. Notice of Material Developments. Each Party shall give prompt written notice to the other Parties of (i) any variances in any of its representations or warranties contained in this Agreement, (ii) any breach of any covenant hereunder by such Party and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement.

            8F. Exclusivity. Neither of the Companies, Sellers or any of their respective representatives, officers, directors, agents, stockholders or Affiliates shall directly or indirectly initiate, solicit, entertain, negotiate, accept or discuss any proposal or offer to acquire all or any significant part of the Companies, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise, or provide any nonpublic information to any third party in connection with an Acquisition Proposal or a Third Party Acquisition, or enter into any agreement, arrangement or understanding requiring the Companies or the Sellers to abandon, terminate or fail to consummate the Sale.

            8G. Tax Matters. Except as expressly contemplated by this Agreement, the Sellers and the Companies agree to provide the Purchaser with prior written notice before the Sellers and/or the Companies make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Companies, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Companies, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Companies or the Purchaser.

            8H. Intercompany Obligations/Affiliate Transactions. At the Closing, the Companies shall eliminate, cancel and forgive, without recourse, all obligations or liabilities owed to them by or from them to any Company Affiliate other than (i) the Manning Note Payable which shall be repaid by the Purchaser to Manning pursuant to the Irish Stock Purchase Agreement; (ii) the Manning Debt, which shall be repaid by the holders thereof to Auburn pursuant to Section 1C(iii) hereof; (iii) any such obligations or liabilities between either of the Companies and any of the

Companies or Sport Socks Ireland; and (iv) other obligations or liabilities incurred in the ordinary course of business consistent with past custom and practice of the type described on Schedule 8H.

            8I. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (i) by the written consent of the Parties;

                  (ii) by the Purchaser, if there has been a material violation or breach by any Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Purchaser to close the transactions contemplated by this Agreement and such violation or breach has not been waived by the Purchaser or, in the case of a covenant breach, cured by the Sellers within the earlier of ten days after written notice thereof from the Purchaser and the Closing Date;

                  (iii) by the Sellers, if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction or any condition of the obligation of the Sellers to close the transactions contemplated by this Agreement and such violation or breach has not been waived by the Sellers or, with respect to a covenant breach, cured by the Purchaser within the earlier of 10 days after written notice thereof by any Seller and the Closing Date;

                  (iv) by Manning or the Purchaser if the transactions contemplated hereby have not been consummated by December 31, 1997; provided, however, that neither Manning nor the Purchaser shall be entitled to terminate this Agreement pursuant to this Section 8I(iv) if such Person's (or, in the case of Manning, any Seller's) breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

                  (v) by Manning or the Purchaser in the event that the Sport Socks Ireland Agreement is terminated in accordance with the terms thereof.

            8J. Effect of Termination. In the event that this Agreement shall have been terminated pursuant to Section 8I, all further obligations of the Parties under this Agreement (other than pursuant to Section 9B and 11A, which shall continue in full force and effect) shall terminate without further liability or obligation of any Party; provided, however, that no Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such party to have performed its obligations hereunder or (b) any knowing misrepresentation made by such Party of any matter set forth herein.

            8K. Certain Releases. The Purchaser and the Sellers shall take all commercially reasonable actions necessary to obtain a complete release, effective on or prior to the Closing Date, of Manning, JPM or any Affiliate of Manning (other than a member of the Company Group) from any and all obligations
(A) to Matec S.R.L. or any of its Affiliates arising from those notes of Matec S.R.L. listed as item 1 on Schedule 2D hereof or (B) with respect to those automobile leases listed on Schedule 8K attached hereto (the "JPM Auto Leases").

            8L. Existing Liens. With respect to the liens described in items (b) and (c) on Schedule 2Y(i) (collectively, the "Existing Liens"), the Companies and the Sellers covenant and agree, at their own expense, to use their reasonable best efforts prior to the Closing Date (such efforts not to include the initiation of any proceeding or legal action) to pursue diligently and obtain recordable evidence of the repayment and discharge of the Existing Liens (including but not limited to releases and/or satisfactions with respect thereto), such evidence to be sufficient for the Existing Liens to be removed from all applicable public records. The Companies and the Sellers shall also cause any such releases and satisfactions to be recorded of record in all relevant local records.

            Section 9. Post-Closing Covenants and Agreements. The Parties agree as follows with respect to the period following the Closing.

            9A. Certain Tax Matters.

            (i) Each of the Companies shall prepare, or cause to be prepared, and file, or cause to be filed, any Tax Returns of such Company for Tax periods which end on or before the Closing Date and which have not been filed as of the Closing Date. Each of the Companies shall prepare, or cause to be prepared, and file, or cause to be filed, any Tax Returns of either of the Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Any Tax Return filed by either of the Companies after the Closing Date that includes a period prior to the day after the Closing Date shall be prepared on a basis consistent with past practice and shall be forwarded to Manning no less than 60 days prior to the due date for that Tax Return for Manning's review. Manning shall have 30 days from the date of receipt of such Tax Returns in which to object to any portion of a Tax Return (if no such objection is received by the Companies within 30 days of Manning's receipt of the Tax Returns. Manning shall be deemed to have approved the Tax Returns). If Manning objects to any portion of a Tax Return forwarded to him, Manning and the Companies shall negotiate in good faith to achieve a mutually acceptable reporting position for the Tax Return. If Manning and the Companies are not able to reach agreement on a reporting position by the date 15 days prior to the due date for the Tax Return, Manning and the Companies shall present their respective positions to an accounting firm of national reputation that has no ties to either Manning or the Companies, which shall decide between the two positions, consistent with past practice. The decision of the accounting firm so chosen shall be binding on the parties and the Tax Return shall be so filed.

            (ii) With respect to any Tax periods ending after the Closing Date, each of the Companies may make or change any election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to such Company, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax; provided that neither of the Companies shall take such action without the prior written consent of Manning if such action would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Companies or the Sellers with respect to any Tax periods or portion thereof ending on or prior to the Closing Date.

            (iii) Cooperation on Tax Matters. The Parties shall cooperate fully, as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with the preparation of the Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

            (iv) Post-Closing Access to Business Records and Accounting Cooperation. The Purchaser agrees that, following the Closing, the Sellers and the Sellers' attorneys, accountants, officers and other representatives, shall have reasonable access, during normal business hours, to the books and records of the Companies to the extent they relate to a period prior to the Closing Date (and shall permit such persons to examine and copy at such person's sole expense such books and records to the extent requested by such party), and shall cause the directors, officers and employees of the Companies to furnish all information reasonably requested by the Sellers in connection with financial reporting and Tax matters (including financial and Tax audits, preparation of Tax Returns and Tax contests) and other similar business purposes. The Purchaser shall not permit the Companies to destroy or dispose of any such books and records without the prior written consent of the Sellers prior to the sixth anniversary of the Closing Date. On and after the sixth anniversary of the Closing Date, neither the Purchaser nor the Companies shall destroy or dispose or allow the destruction or disposition of such books and records without first having offered in writing to deliver such books and records to the Sellers at the Sellers' sole expense. The Purchaser may permit the Companies to dispose of the books and records described in such notice if the Sellers shall fail to request copies of such books and records within 90 days after receipt of the notice described in the preceding sentence.

            9B. Press Release and Announcements. None of the Parties nor any of their respective representatives shall make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Manning and the Purchaser. The foregoing notwithstanding, any such public announcement may be made if required by applicable law or a securities exchange rule, provided that the Party required to make such public announcement shall confer with (i) Manning if such Party is the Purchaser or
(ii) the Purchaser if such Party is any Seller concerning the timing and content of such public announcement before the same is made. For the avoidance of doubt, nothing contained in this Section 9B shall prevent the Purchaser from making any disclosure with respect to this Agreement or the transactions contemplated hereby without the written consent of Manning in connection with (a) any filings made by Purchaser on behalf of itself or either of the Companies with the SBA or the SEC or (b) the financing by the Purchaser of the transactions contemplated hereby.

            9C. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving either of the Companies, each of the other Parties will cooperate with him, her or its and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expenses of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 6).

            9D. Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of either of the Companies from maintaining the same business relationships with the Companies after the Closing as it maintained with the Companies prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of the Companies to the Purchaser from and after the Closing.

            9E. General. (i) In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6. The Sellers acknowledge and agree that from and after the Closing the Purchaser, subject to the provisions of Section 9A, will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Companies.

            (ii) For one year after the Closing Date, the Sellers agree to provide to Purchaser and cause Sellers' accountants to provide to Purchaser (a) any and all financial information related to any member of the Company Group or JPM which is reasonably requested by Purchaser in connection with a filing by Buyer for registration of securities with the Securities and Exchange Commission (an "SEC Filing") and (b) any financial information of Sellers related to the Auburn Business which is required to be furnished by Purchaser under Regulation S-X of the Securities Act of 1933, as amended, in connection with an SEC Filing. After such one-year period, Sellers agree to provide any such information, as is reasonably practicable. Purchaser agrees (1) to reimburse Sellers, forthwith upon presentation of invoices in reasonable detail to identify the nature and amount of the expenditure, for any and all reasonable out-of-pocket costs and out-of-pocket expenses incurred by Sellers in connection with providing such information, (2) not to bring any claim against any member of the Company Group or JPM with respect to the accuracy or completeness of any such information delivered for such purpose and (3) not to disclose the source of such information to any third party without the prior consent of Manning, except as required by law or court order or unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Purchaser's acts or omissions to act.

            Section 10. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

            "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

            "Acquisition Proposal" has the meaning set forth in Section 2BB.

            "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

            "Affiliated Group" means any affiliated group as defined in Code ss.1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Companies was a member.

            "Agreement" has the meaning set forth in the recitals.

            "Ancillary Companies" has the meaning set forth in the recitals.

            "Ancillary Company Transfers" has the meaning set forth in the recitals.

            "Auburn" has the meaning set forth in the recitals.

            "Auburn Business" has the meaning set forth in the recitals.

            "Auburn Shares" has the meaning set forth in the recitals.

            "Board" means the board of directors of Auburn.

            "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

            "Closing" has the meaning set forth in Section 1C.

            "Closing Date" has the meaning set forth in Section 1C.

            "COBRA" has the meaning set forth in Section 2T(ii)(b).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Companies" has the meaning set forth in the recitals.

            "Company Affiliates" means any member of the Company Group and any other affiliates of any member of the Company Group or Manning.

            "Company Group" means collectively, Auburn, Sport Socks UK, and Sport Socks Ireland.

            "Company Intellectual Property" means all of the Intellectual Property rights owned or used by either of the Companies.

            "Confidential Information" has the meaning set forth in Section 5A.

            "Controlled Group of Corporations" has the meaning set forth in Code ss.1563.

            "Employee Benefit Plan" means any oral or written benefit plan, program, agreement or arrangement for the benefit of current or former employees or their respective dependents or beneficiaries, including, without limitation, any bonus, deferred compensation, incentive compensation, severance, share purchase, stock option, stock appreciation, phantom stock, savings, profit sharing, health or other medical, life, disability, travel, accident or other welfare benefit plan or other insurance, supplementary unemployment, pension, retirement or other supplementary retirement program, agreement or arrangement.

            "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

            "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

            "Encumbrances" has the meaning set forth in Section 3C.

            "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" has the meaning set forth in Section 1C(ii).

            "Escrow Agent" has the meaning set forth in Section 1C(ii).

            "Escrow Agreement" has the meaning set forth in Section 1C(ii).

            "Existing Liens" has the meaning set forth in Section 8L.

            "Fiduciary" has the meaning set forth in ERISA ss.3(21).

            "GAAP" means United States generally accepted accounting principles consistently applied, as in effect from time to time.

            "Government Entity" means individually, and "Government Entities" means collectively, the United States of America or any other nation, including, for the avoidance of doubt, the United Kingdom, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over either Company or any of their assets.

            "Guarantee" means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

            "Indebtedness" means at a particular time, without duplication, (i) any obligations under any indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness pursuant to a Guarantee, (v) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (vi) any indebtedness secured by a Lien on a Person's assets, including, without limitation, in each case, all principal, interest premiums, penalties, fees, expenses and brokerage costs. Any Indebtedness denoted in a currency other than U.S. dollars shall be converted into U.S. dollars for purposes of calculating Indebtedness, assuming conversion at the Prevailing Exchange Rate.

            "Indemnification Agreement" shall mean the Indemnification Agreement dated as of the date hereof among the Purchaser and each of the Sellers.

            "Indemnitee" has the meaning set forth in Section 6B(iv).

            "Indemnitor" has the meaning set forth in Section 6B(iv).

            "Intellectual Property" means all (i) patents, patent applications, patent disclosures and inventions, as well as any reissues, continuations, continuations-in-part, divisions, revisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos, slogans, corporate names and Internet domain names, and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works, and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation, and (v) trade secrets and other confidential information (including, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business, and marketing plans and customer and supplier lists and information).

            "Interim Balance Sheet" has the meaning set forth in Section
2E(i)(b).

            "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

            "Irish Shares" has the meaning set forth in the recitals.

            "JPM" has the meaning set forth in Section 2S.

            "JPM Auto Leases" has the meaning set forth in Section 8K.

            "JPM Benefit Plan" has the meaning set forth in Section 6B(i)(e).

            "JPM Employees" has the meaning set forth in Section 2S.

            "Knowledge" means actual knowledge after reasonable investigation.

            "Laws" means all statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Government Entity.

            "Lease" has the meaning set forth in Section 2Y(ii).

            "Leased Property" has the meaning set forth in Section 2Y(ii).

            "Lender" means NationsBank, N.A.

            "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

            "Lien" or "Liens" means any mortgage, pledge, security interest, encumbrance, encroachment, lien or other defect in title or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against either of the Companies, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to either of the Companies under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

            "Losses" has the meaning set forth in Section 6B(i).

            "Manning" has the meaning set forth in the recitals.

            "Manning Debt" has the meaning set forth in Section 1C(iii).

            "Manning Note Payable" has the meaning given to such term in the Irish Stock Purchase Agreement.

            "Manning Parties" has the meaning set forth in Section 2F.

            "Manning UK Share" has the meaning set forth in the recitals.

            "Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, liabilities, financial condition, operating results, prospects, cash flow, net worth or employee, customer or supplier relations of the Companies taken as a whole.

            "Material Contracts" has the meaning set forth in Section 2N(ii).

            "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

            "Overlap Period" has the meaning set forth in Section 6B(vi).

            "1996 Balance Sheet" has the meaning set forth in Section 2E.

            "Noncompete Period" has the meaning set forth in Section 5C.

            "Owned Property" has the meaning set forth in Section 2Y(ii).

            "Party" has the meaning set forth in the recitals.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permitted Liens" means (i) Liens for Taxes or assessments and similar charges, which either are (a) not delinquent or (b) being contested in good faith and by appropriate proceedings, and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on either of the Companies' books with respect thereto, (ii) mechanics', materialmen's or contractors' Liens or encumbrances or any similar statutory Lien or restriction for amounts not yet due and payable and for which the Title Company has affirmatively insured against collection, (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property, and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with either of the Companies' businesses.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Prevailing Exchange Rate" means (a) in the case of any amount denoted in Irish pounds, an exchange rate of U.S.$1.40 to one Irish pound, and
(b) in the case of any amount denoted in a currency other than U.S. dollars or Irish pounds, an amount to be agreed upon by the parties hereto at the date of such determination.

            "Prohibited Transactions" has the meaning set forth in ERISA ss.406 and Code ss.4975.

            "Purchase Price" has the meaning set forth in Section 1B(i).

            "Purchaser" has the meaning set forth in the recitals.

            "Purchaser Transaction Costs" has the meaning set forth in Section 11A.

            "Real Property" has the meaning set forth in Section 2Y(ii).

            "Release" shall have the meaning set forth in CERCLA.

            "Reportable Event" has the meaning set forth in ERISA ss.4043.

            "Sale" has the meaning set forth in Section 1D.

            "SBA" means the United States Small Business Administration and any successor agency performing the functions thereof.

            "SEC" means the Securities and Exchange Commission and any successor agency performing the functions thereof.

            "SEC Filing" has the meaning set forth in Section 9E(ii).

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

            "Seller Expenses" has the meaning set forth in Section 2BB.

            "Seller Transaction Costs" has the meaning set forth in Section 11A.

            "Sellers" has the meaning set forth in the recitals.

            "Shares" has the meaning set forth in the recitals.

            "Sport Socks Ireland" has the meaning set forth in the recitals.

            "Sport Socks Ireland Agreement" has the meaning set forth in the recitals.

            "Sport Socks UK" has the meaning set forth in the recitals.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that

Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

            "Surveys" have the meaning set forth in Section 7A(xv).

            "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

            "Tax Benefits" has the meaning set forth in Section 6B(iii).

            "Tax Matter" has the meaning set forth in Section 6B(vi).

            "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

            "Third Party Acquisition" has the meaning set forth in Section 2BB.

            "Title Company" has the meaning set forth in Section 7A(xvi).

            "Title Insurance" has the meaning set forth in Section 7A(xv).

            "Treasury Regulation" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

            "Work Product" has the meaning set forth in Section 5B.

            Section 11. Miscellaneous.

            11A. Fees and Expenses. Subject to the immediately following sentence and Section 8J hereof, the Purchaser will be responsible for all costs and expenses incurred by the Purchaser in connection with the negotiation, preparation and entry into this Agreement and the consummation of the transactions contemplated hereby ("Purchaser Transaction Costs"), and the Sellers (and not the Companies) will pay all costs and expenses incurred by the Sellers or either of the Companies in connection with the negotiation, preparation and entry into this Agreement and the consummation of the transactions contemplated hereby (the "Seller Transaction Costs"). The Parties hereby covenant and agree that the Purchaser shall bear the cost of Title Insurance and Surveys incurred pursuant to Section 7A(xiv) hereof.

            11B. Remedies. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement. Except as expressly provided in this Agreement, and except as such enforceability may be limited by (x) applicable solvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity), any Party may, in its sole discretion, ask for specific performance (without posting a bond or other security) and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. One or more successive actions may be brought against the Sellers, either in the same action or in separate actions, as often as the Purchaser deems advisable, until all of the obligations to the Purchaser are paid and performed in full.

            11C. Consent to Amendments; Waivers. This Agreement may be amended, or any provision of this Agreement may be waived upon the approval, in a writing, executed by all of the Parties. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such Party or such holder under or by reason of this Agreement.

            11D. Successors and Assigns. This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned by the Purchaser without the prior written consent of Manning or by any Seller without the prior written consent of Purchaser; provided, however, that the Purchaser may assign this Agreement and its rights and obligations hereunder
(i) to any of its Affiliates or (ii) following the Closing, in connection with any sale of all or substantially all of the assets, capital stock or business of Purchaser or either of the Companies, provided, however, that the Purchaser shall not be released from any of its obligations hereunder.

            11E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11F. Counterparts. This Agreement may be executed in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

            11G. Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation".

            11H. Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

            11I. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such successors and permitted assigns, any legal or equitable rights hereunder.

            11J. Schedules and Exhibits. All Schedules and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

            11K. GOVERNING LAW; WAIVER OF JURY TRIAL.

            (i) ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

            (ii) THE PARTIES HERETO AGREE AND ACKNOWLEDGE THAT THE SELECTION OF NEW YORK LAW PURSUANT TO THIS SECTION 11K IS A MATERIAL INDUCEMENT TO THE PURCHASER TO ENTER INTO THIS AGREEMENT AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY.

            (iii) IF APPLICABLE TO ANY DISPUTE ARISING HEREUNDER, EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED

BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP AMONG THEM ESTABLISHED BY THIS AGREEMENT OR ANY OTHER DOCUMENT, AGREEMENT OR INSTRUMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            11L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser and the Sellers at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All notices, demands and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

      The Sellers:

            c/o Mr. James P. Manning
            930 Fifth Avenue
            New York, New York 10021
            Facsimile:  212-689-3874

      with copies to:
      (the delivery of which shall not constitute the delivery of a notice to any Seller)

            White & Case
            1155 Avenue of the Americas
            New York, NY 10036
            Attention:  Anthony F. Kahn, Esq.
            Facsimile:  212-354-8113

            and

            Mr. Jack Lichtenstein
            225 West 34th St., Suite 1600
            New York, NY  10022
            Facsimile:  212-268-9441

      To the Purchaser :

            GCIH, Inc.
            1333 Broadway, 7th Floor
            New York, NY 10018
            Attention:  Mr. Richard Solar
            Facsimile:  212-268-5122

      with a copy to:

            Gerber Childrenswear, Inc.
            7005 Pelham Road
            Greenville, SC  29615
            Attention:  David Uren
            Facsimile:  864-987-5499

      and a copy to:
      (the delivery of which shall not constitute the delivery of a notice to the Purchaser)

            Kirkland & Ellis
            153 East 53rd Street
            New York, NY  10022
            Attention:  Kirk A. Radke, Esq.
            Facsimile:  212-446-4900

            11M. Jurisdiction and Venue. SUBJECT TO SECTION 11K, ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST EITHER OF THE COMPANIES, THE PURCHASER OR THE SELLERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE PURCHASER AND THE SELLERS ACCEPTS FOR ITSELF, HIMSELF OR HERSELF AND IN CONNECTION WITH ITS, HIS OR HER RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE PURCHASER AND THE SELLERS HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE PURCHASER AND THE SELLERS DESIGNATE AND APPOINT CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019 (AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WITH THE CONSENT OF THE PURCHASER) TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE PURCHASER AND THE SELLERS TO BE EFFECTIVE AND

BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE PURCHASER OR THE SELLERS AT SUCH PERSON'S RESPECTIVE ADDRESSES PROVIDED HEREIN. TO THE EXTENT PERMITTED BY LAW, IF ANY AGENT APPOINTED BY THE PURCHASER OR THE SELLERS REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON SUCH PERSON BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.

            11N. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

                             GCIH, INC.


                             By: /s/ Edward Kittredge
                                 -----------------------------
                                 Name:   EDWARD KITTREDGE
                                 Title:  Chairman and CEO


                             /s/ James P. Manning
                             ---------------------------------
                             JAMES P. MANNING


                             /s/ Eileen Manning
                             ---------------------------------
                             EILEEN MANNING


                             THE LAURIE DONNELLY CHARITABLE
                                 REMAINDER TRUST
                             THE HELEN ENIGAN CHARITABLE
                                 REMAINDER TRUST
                             THE KATHRYN JACKSON CHARITABLE
                                 REMAINDER TRUST
                             THE JAMES AND EILEEN MANNING
                                 CHARITABLE REMAINDER TRUST
                             THE LYNN SATALINO CHARITABLE
                                 REMAINDER TRUST
                             THE MARY MANNING CHARITABLE
                                 REMAINDER TRUST


                             By:  /s/ Jack Lichtenstein
                                 -----------------------------
                                 Jack Lichtenstein, as co-trustee and not
                                 individually


                             By:  /s/ John Reiner
                                 -----------------------------
                                 John Reiner, as co-trustee and not individually